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                                  Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Peerless Systems Corporation 1996 Employee Stock Purchase Plan, as amended, of our report dated March 2, 2000, with respect to the consolidated financial statements and schedule of Peerless Systems Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2000, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP

Los Angeles, California
March 16, 2001